TERMINATION OF
                     AMENDED AND RESTATED FUNDING AGREEMENT

     THIS TERMINATION OF AMENDED AND RESTATED FUNDING AGREEMENT (the "Agreement") is made and entered into as of the 30th day of June, 2003 by and between EMERITUS CORPORATION ("Emeritus") and HB-ESC I, LLC ("HB-ESC I"), HB-ESC II, LLC ("HB-ESC II") and HB-ESC V, LP ("HB-ESC V" and together with HB-ESC I and HB-ESC II, the "HB Entities").

                                    RECITALS

     A. WHEREAS, Emeritus and the HB Entities are parties to that certain Amended and Restated Funding Agreement dated as of May 1, 2002 ("Amended Funding Agreement") whereby Emeritus agreed to be responsible for certain Operating Losses of those certain assisted living facilities that are listed on Exhibit A (the "Facilities"), attached hereto and made a part hereof, pursuant to the terms of the Amended Funding Agreement and in consideration of certain covenants and agreements of the HB Entities as set forth therein.

B. WHEREAS, Emeritus and the HB Entities have also entered into Management Agreements of even date with the Amended Funding Agreement, whereby Emeritus has agreed to and has been engaged by the HB Entities to operate the Facilities.

C. WHEREAS, concurrent with the execution of this Agreement, Emeritus and the HB Entities intend to enter into an amendment to the Management Agreements ("Amendment to Management Agreements") and a binding Purchase Agreement (the "Purchase Agreement") to document the terms of a transaction whereby Emeritus will acquire and/or assume and the HB Entities will sell and/or assign all of the HB Entities' right, title and interest in each of the leasehold estates for the Facilities on the terms and conditions of the Purchase Agreement.

D. WHEREAS, in consideration for each of the other's entry into the Amendment to Management Agreements and the Purchase Agreement Emeritus and the HB Entities desire to fully and finally terminate the Amended Funding Agreement and release each other from any further duties or obligations thereunder and each of Emeritus and the HB Entities are interested in documenting the terms and conditions of such termination and release.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein, IT IS HEREBY AGREED THAT THE AMENDED AND RESTATED FUNDING AGREEMENT SHALL BE AND HEREBY IS TERMINATED ACCORDING TO THE FOLLOWING TERMS:

     1. Emeritus and each of the HB Entities acknowledge, agree and covenant that in consideration of each of the other entering into the Purchase Agreement and the Amendment to Management Agreement that the Amended Funding Agreement is and




Termination  of  Amended  and  Restated  Funding  Agreement.doc
1  -
shall be terminated effective as of June 30, 2003 (the "Effective Date") and that neither Emeritus nor any of the HB Entities shall have any further rights or obligations thereunder from and after the Effective Date.

     2. In consideration for the termination of the Amended Funding Agreement, each of Emeritus and Regent shall forever release and discharge each the other, and each of their current and former officers, directors, partners, shareholders, members, managers, attorneys, agents, parents, affiliates, employees, successors and assigns, as applicable, from any and all actions, claims, debts, demands, duties, expenses, judgments, liabilities and obligations whatever, whether known or unknown, contingent or fixed, whether from contract or tort, from the beginning of time to the Effective Date, arising out of or connected with, directly or indirectly, the Amended Funding Agreement.

     3. This Agreement represents the entire and final agreement of the parties thereto with respect to the subject matter hereof and supersedes all prior negotiations, discussions or writings with respect thereto. This Agreement may not be amended or modified except by written instrument signed by the parties hereto. In the event of a conflict between this Agreement and the Amended Funding Agreement, the Management Agreements or any other agreement between the parties related to the Facilities, this Agreement shall control.

     4. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute but one and the same instrument.

     5. Each of the parties acknowledges and agrees that it has participated in the drafting and negotiation of this Agreement. Accordingly, in the event of a dispute with respect to the interpretation or enforcement of the terms hereof, no provision shall be construed so as to favor or disfavor any party hereto.

     6. In the event of dispute with respect to the interpretation or enforcement of the terms hereof, the prevailing party shall be entitled to collect from the other its reasonable costs and attorneys fees, including its costs and fees on appeal.

     7. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Amended Funding Agreement.

     IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the day and year first set forth above.


                                                            EMERITUS CORPORATION

                              By:/s/  William M. Shorten
                                  William M. Shorten

                      Its: Director of Real Estate Finance

                                  HB-ESC I, LLC

                               By:  /s/  Daniel R. Baty
                                    Daniel R. Baty
                                       Manager

                                 HB-ESC II, LLC

                               By:  /s/  Daniel R. Baty
                                    Daniel R. Baty
                                       Manager



                                 HB-ESC V, L.P.
                                 By: HB-ESC III, LLC
                                 Its: General Partner

                               By:  /s/  Daniel R. Baty
                                     Its: Manager

                                    EXHIBIT A
                                 THE FACILITIES

Kingsley  Place  at  Alexandria
351  Windermere  Blvd
Alexandria,  Louisiana

Kingsley  Place  at  Lake  Charles
2420  Country  Club  Road
Lake  Charles,  Louisiana

Kingsley  Place  at  Lafayette
215  West  Farrel  Road
Lafayette,  Louisiana

Kingsley  Place  of  Henderson
1000  Richardson  Drive
Henderson,  Texas

Kingsley  Place  at  Oakwell  Farms
3360  Oakwell  Court
San  Antonio,  Texas

Kingsley  Place  at  The  Medical  Center
9000  Floyd  Curl  Drive
San  Antonio,  Texas

Kingsley  Place  at  Stonebridge
1650  S.  Stonebridge  Drive
McKinney,  Texas

Kingsley  Place  of  Shreveport
7110  University  Drive
Shreveport,  Louisiana